Exhibit 10.8
BALDWIN TECHNOLOGY COMPANY, INC.
2005 EQUITY COMPENSATION PLAN
GRANT CERTIFICATE
This Certificate evidences the grant of an option pursuant to the provisions of the 2005 Equity Compensation Plan (the “Plan”) of Baldwin Technology Company, Inc. (the “Company”) to the individual whose name appears below, covering the specific number of shares of Common Stock of the Company (“Stock”) set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions:
1.	Name of individual to whom option granted (“Grantee”): [Insert Name of Grantee]

2.	Number of shares of Stock of the Company which are subject to this option: [Insert Number of Shares] shares of Class A Common Stock

3.	Exercise price of shares subject to this option: [$insert price per share]

4.	Date of Grant of this option: [insert date of grant]

5.	Vesting of option: One-third on each of the second, third and fourth anniversaries of the Date of Grant of the option. Unvested options are forfeited upon any termination of employment.

6.	Termination date of this option: The earlier of the date of termination of employment for any reason, or the tenth anniversary of the Date of Grant.

7.	Type of option: Non-qualified stock option.
The Grantee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and the option herein granted is subject to these terms and provisions in all respects.
At any time when the Grantee wishes to exercise this option, in whole or in part, the Grantee shall submit to the Company a written notice of exercise, specifying the exercise date and the number of shares to be exercised. Upon exercise, the Grantee shall remit to the Company the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise.

Baldwin Technology Company, Inc.		Accepted and Agreed to:

By:		By:
	Karl S. Puehringer, President & CEO		[insert Name of Grantee]